             LEASE ACKNOWLEDGMENT, ASSUMPTION AND MODIFICATION AGREEMENT

     THIS LEASE ACKNOWLEDGMENT, ASSUMPTION AND MODIFICATION AGREEMENT ("Agreement"), dated as of February 11, 1998 (the "Effective Date"), is entered into by and among PIONEER ASSOCIATES LIMITED LIABILITY COMPANY, a Nevada limited liability company ("Pioneer"), BWBH, INC., a Delaware corporation ("BWBH"), and KDL, INC., a Colorado corporation (the "Lessor").

                                  R E C I T A L S:

          A. Lessor and Pioneer, which inadvertently acquired its leasehold interest as Pioneer Associates Ltd., entered into a Lease dated March 15, 1994 (the "Lease") by which Lessor leased to Pioneer the premises located at 131 Gregory Street, Black Hawk, Colorado, more particularly described as the East 1/2 of Lot 2, Block 29, in the City of Black Hawk, County of Gilpin, Colorado, together with all improvements thereon and appurtenances thereto (the "Premises"). Capitalized words not otherwise defined herein have the meaning set forth in the Lease.

          B. Pioneer desires to sell, and BWBH desires to purchase, certain of Pioneer's assets which it owns and operates on the Premises (the "Asset Sale and Purchase") as set forth in that certain Asset Purchase Agreement (the "Asset Purchase Agreement").

          C. In connection with the Asset Sale and Purchase, Pioneer desires to assign to BWBH Pioneer's rights as lessee under the Lease and BWBH desires to assume Pioneer's obligations under the Lease.

          D. Pioneer and BWBH desire to obtain Lessor's consent to the assignment of the Lease and Lessor has agreed to permit and consent to the assignment.

          E. BWBH and Lessor also desire to modify the Lease in certain respects, to be effective upon BWBH's and Pioneer's closing of the Asset Sale and Purchase, as set forth herein.

     NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. ASSIGNMENT. Upon the closing of the Asset Sale and Purchase, and as evidenced by the execution and delivery of an assignment and assumption agreement ("Assignment and Assumption Agreement"), Pioneer will assign and transfer to BWBH all of Pioneer's right, title and interest as tenant in and to the Lease, for the duration of the term of the Lease, as such term is extended, which Assignment and Assumption Agreement will be dated as of and effective upon the date that Pioneer and BWBH close the Asset Sale and Purchase ("Closing Date").

     2. ASSUMPTION. Upon the closing of the Asset Sale and Purchase, BWBH will, in the Assignment and Assumption Agreement, accept the terms of this Agreement and assume and be bound by all obligations of Pioneer as tenant, including the payment of all rent and other sums and performance of all covenants of Pioneer as tenant pursuant to the Lease, as modified herein.

     3. CONSENT. Lessor hereby consents to the assignment of the Lease by Pioneer to BWBH which consent shall be effective upon the Closing Date. All of the parties agree that BWBH and Pioneer may record the Assignment and Assumption Agreement and Lessor's consent thereto in the real property records of the Clerk and Recorder of Gilpin County, Colorado.

     4. RELIANCE ON THIS AGREEMENT. BWBH will consummate the transactions set forth in the Asset Purchase Agreement in reliance upon Lessor's and Pioneer's representations, agreements and covenants contained herein, and but for such representations, agreements and covenants of Pioneer and Lessor as contained herein, BWBH will not consummate the transactions set forth in the Asset Purchase Agreement with Pioneer.

     5. VALID AGREEMENT. The Lease is a valid agreement between Lessor and Pioneer. The copy of the Lease attached hereto as EXHIBIT A is a true and correct reproduction of the Lease and constitutes the entire agreement between Lessor and Pioneer, except as modified herein.

     6.   NO DEFAULTS.   There have been no defaults by Lessor or Pioneer under
the Lease. Pioneer has paid all rent due to Lessor under the Lease through the Effective Date. To the Lessor's and Pioneer's knowledge, there are no conditions or events, either with the giving of notice or lapse of time, or both, which would be treated or constitute defaults of Lessor or Pioneer with respect to any of their obligations under the Lease. Lessor agrees to notify BWBH of any default subsequent to the date hereof of which Lessor becomes aware.

     7. TERM. Lessor hereby agrees to modify the Lease to provide that the term of the Lease shall be extended to July 31, 2024 ("Term").

     8. RENT. Upon the closing of the Asset Sale and Purchase and commencing upon the Closing Date, the rent payments owing under Section 3 of the Lease shall be modified so that BWBH will pay Lessor the sum of $22,500.00 per month as rent for the Term of the Lease. The parties acknowledge and agree that BWBH shall not be


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

obligated to make any monthly override payments to Lessor as described in the Lease.

     9. GAMING LICENSURE. If the Colorado Limited Gaming Control Commission (the "Commission") deems it necessary, because of the override rent paid under the Lease and hereunder, for Lessor to obtain gaming licensure, Lessor acknowledges and agrees that such gaming licensure shall be Lessor's responsibility and obligation, and Lessor will indemnify and hold BWBH harmless from and against all claims, damages, liabilities and losses arising from Lessor's failure to obtain a gaming licensure upon the Commission's directive or its obligation under Commission rules and regulations to obtain same.

     10. LEASE BONUS PAID. The parties acknowledge and agree that the Lease Bonus described in Section 3(a) of the Lease has been paid by Pioneer and upon the closing of the Asset Sale and Purchase, BWBH shall not be obligated to pay the Lease Bonus.

     11. CONSTRUCTION PERIOD. Lessor understands and agrees that commencing on the Closing Date, BWBH shall cease operations of its casino business on the Premises for an approximate 90 day period following the Closing Date ("Construction Period") in order to undertake construction, remodeling and renovation work in the Premises. The parties understand and agree that Lessor has previously approved BWBH's construction plans for the Premises, in the form attached hereto as EXHIBIT B. Notwithstanding Section 8 of this Agreement, BWBH shall pay $15,000 per month as Rent under the Lease during the Construction Period. In consideration of Lessor's waiving payment of the amount of the Rent during the Construction Period, BWBH shall pay Lessor $7,500.00 upon the Closing Date. IN addition, the parties acknowledge and agree that upon the earlier to occur of (i) 90 days from the Closing Date or
(ii) BWBH's opening of its casino operations on the Premises, BWBH shall commence making the rent payments to Lessor which are set forth in Section 8.

     12. PAYMENT IN FULL OF NOTE AND INDEBTEDNESS. Both Lessor and Pioneer represent and warrant that the Note described in Section 3(b) and the debts described in Sections 3(c), 3(d), 33 and as set forth in Exhibits A1, A2 and C (other than the IGT debt described in Section 33 and set forth in Exhibit C) of the Lease have been paid in full. In connection therewith, all parties therefore agree that the third paragraph of Section 3(e) is no longer applicable and shall be deleted in its entirety. In the event that any of the indebtedness described in Sections 3(b), 3(c), 3(d), 33 and as set forth in Exhibits A1, A2 and C (other than the IGT debt described in Section 33 and set forth in Exhibit C) of the Lease have not been paid in full, Lessor and Pioneer agree that upon the closing of the Asset Sale and Purchase, BWBH will not assume any of such indebtedness and shall not be liable


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

for such indebtedness to any lender or creditor thereunder upon and following the Closing Date.

     13. IGT DEBT. With respect to the IGT debt set forth in Section 33 and Exhibit C of the Lease, the parties acknowledge and agree that upon the closing of the Asset Sale and Purchase, BWBH shall acquire from IGT the gaming devices which are subject of such debt and negotiate new loans on such devices with IGT and pay off the existing IGT debt set forth in Section 33 and Exhibit C of the Lease, and Lessor shall be released from all liability under the existing IGT debt.

     14. OPTION TO PURCHASE. The option to purchase the real property owned by Lessor ("Real Property") set forth in Section 3(g) of the Lease shall remain in full force and effect, notwithstanding the assignment of the Lease hereunder, until March 16, 2001. Lessor agrees that on the Closing Date Pioneer may assign such option to purchase to BWBH either in the Assignment and Assumption Agreement or by a separate document in recordable form which Lessor will sign. Lessor represents and warrants that because all of the debts have been in paid in full as set forth in Section 13 of this Agreement, should BWBH exercise the right to purchase the real property owned by Lessor in accordance with Section 3(g) of the Lease, the purchase price for such real property shall be $1,200,000 (the "Option Purchase Price"). The option to purchase the Real Property shall be exercisable by BWBH upon thirty (30) days' written notice to Lessor and upon such terms and conditions (other than as set forth herein and in the Lease, including without limitation, the Purchase Price) as the parties mutually agree in writing, by using the Colorado Real Estate Commission approved form of Commercial Contract to Buy and Sell Real Estate (the "Option Purchase Contract"). On the closing date agreed upon in the Option Purchase Contract, (i) Lessor will convey the Real Property to BWBH free and clear of all liens and encumbrances; (ii) BWBH shall pay Lessor in cash, the Option Purchase Price, subject to customary closing adjustments; and (iii) Lessor will deliver to BWBH an owner's policy of title insurance which insures fee title to the Real Property in BWBH, free and clear of all liens and encumbrances.

     15. RIGHT OF FIRST REFUSAL. BWBH shall have a right of first refusal in the event of a sale or transfer of the Real Property by Lessor as provided in Section 24 of the Lease. Upon Lessor's receipt of an offer to purchase or otherwise acquire the Real Property (the "Offer"), Lessor shall send such Offer containing the purchaser's terms and purchase price (the "Offer Purchase Price") to BWBH. BWBH shall have thirty (30) days' following its receipt of the Offer to determine whether to purchase the Real Property upon the terms of such Offer (the "Refusal Period"). If BWBH decides to purchase the Premises upon the terms contained in the Offer, it shall notify Lessor in writing prior to the end of the Refusal


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

Period. The parties agree that in the event that BWBH purchases the Real Property pursuant to such Offer, the parties will enter into a written contract upon such terms as the parties mutually agree (other than those terms set forth in the Offer) using the Colorado Real Estate Commission approved form of Commercial Contract to Buy and Sell Real Estate (the "Refusal Purchase Contract"). On the closing date agreed upon in the Refusal Purchase Contract, (i) Lessor will convey the Real Property to BWBH free and clear of all liens and encumbrances; (ii) BWBH shall pay Lessor in cash, the Offer Purchase Price, subject to customary closing adjustments; and (iii) Lessor will deliver to BWBH an owner's policy of title insurance which insures fee title to the Real Property in BWBH, free and clear of all liens and encumbrances. If BWBH does not notify Lessor in writing of BWBH's intent to purchase the Real Property prior to the expiration of the Refusal Period, Lessor shall be free to sell or transfer the Real Property to the person named in the Offer, provided that no such sale or transfer shall be effective if such sale or transfer would adversely affect BWBH's gaming license or BWBH's ability to conduct gaming on the Premises.

     16. Upon the closing of the Asset Sale and Purchase, BWBH shall not be liable for any of the amounts due to Lessor under Section 22(d) of the Lease.

     17. JEFFERSON NOTE. Section 41 of the Lease is hereby deleted in its entirety as the Jefferson Note referenced in Section 41 has been paid in full.

     18. BWBH'S LENDERS' SECURITY INTERESTS. Lessor understands and agrees that, upon the closing of the Asset Sale and Purchase, BWBH shall subject BWBH's leasehold interest in the Premises to two deeds of trust which shall be subject to the Lease. The two deeds of trust secure BWBH's indebtedness to BWBH's senior secured lenders which have rights to security interests to after-acquired property, including leasehold interests, of BWBH, in accordance with the loan agreements between BWBH and the senior secured lenders and will in no event encumber Lessor's interest in the Real Property. BWBH shall furnish Lessor with the notice required under Section 17 of the Lease.

     19. FURTHER ASSURANCES. On the Closing Date, Lessor and Pioneer agree to recertify that the representations contained in this Agreement are true and correct as of the Closing Date and that the covenants and agreements contained in this Agreement are in full force and effect through the Closing Date. Also, on the Closing Date, Lessor agrees to execute a consent to the assignment of the Lease by Pioneer to BWBH.

     20.  NOTICES.   Upon the closing of the Asset Sale and Purchase, the
notice to Lessee under the Lease in Section 28 of the Lease shall be revised as follows:


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

          BWBH, Inc.
          c/o Alan L. Mayer, Esq.
          12596 W. Bayaud Ave.
          Suite 450
          Lakewood, Colorado  80228

     21. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be an original and all of which, when taken together, shall constitute one instrument notwithstanding that all parties have not executed the same counterpart. The parties agree that signatures transmitted by facsimile shall be binding as if they were original signatures.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the date set forth in the first page of this Agreement.

                              Pioneer:

                              PIONEER ASSOCIATES LIMITED LIABILITY COMPANY, a Nevada limited liability company

                              By: /s/ M. Chaput
                                 ---------------------------------------------
                              Title: Agent
                                    ------------------------------------------

                              BWBH:

                              BWBH, INC., a Delaware corporation

                              By: /s/ Alan L. Mayer
                                 ---------------------------------------------
                              Title: VP and Secretary
                                    ------------------------------------------


                              LESSOR:

                              KDL, INC., a Colorado corporation

                              By: /s/ Kenneth Dalton
                                 ---------------------------------------------
                              Title: President
                                    ------------------------------------------







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